                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements File Nos. 333-44256, 333-35872, 333-59673, 33-49467,
33-49553, 333-02023,33-50069, 333-26115, and 33-62375 of Western Resources,
Inc. on Form S-3; Nos. 333-02711 and 333-56369 of Western Resources, Inc. on Form S-4; Nos. 333-93355, 333-70891, 33-57435, 333-13229, 333-06887, 333-20393,
333-20413 and 333-75395 of Western Resources, Inc. on Form S-8; and No.
33-50075 of Kansas Gas and Electric Company on Form S-3.


ARTHUR ANDERSEN LLP

Kansas City, Missouri,
March 27, 2002